Exhibit 99.1

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

As of March 31, 2014 and Three Months then Ended and for the Year Ended December 31, 2013

REVOLUTION LIGHTING TECHNOLOGIES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	Page 1

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014	Page 2

Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2014	Page 3

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013	Page 4

Notes to Pro Forma Condensed Consolidated Financial Statements	Page 6

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 17, 2014, November 15, 2013 and August 22, 2013, respectively Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) completed its acquisitions of Value Lighting, Inc. and Affiliates (“Value Lighting”), Tristate DE LLC (“Tristate”), and Relume Technologies Inc. ( “Relume”) The following unaudited pro forma condensed consolidated financial statements have been prepared to give pro forma effect to the completed acquisitions, which are accounted for as purchases, as if the acquisitions and the related issuances of Revolution’s common stock, Series F preferred stock, the borrowings related to the acquisition, and the repayment of the respective outstanding debt had occurred on occurred on the dates or periods indicated.

The unaudited pro forma condensed consolidated financial statements include a balance sheet as of March 31, 2014, and statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013. The historical balance sheet data were derived from the respective historical unaudited condensed consolidated or combined balance sheets of Revolution and Value Lighting as of March 31, 2014. The historical consolidated statements of operations data were derived from the respective historical unaudited consolidated or combined statements of operations of Revolution and Value Lighting for the three months ended March 31, 2014, their respective audited historical consolidated or combined financial statements for the year ended December 31, 2013, the unaudited consolidated financial statements of Relume for the period from January 1, 2013 to August 22, 2013 and the unaudited financial statements of Tristate for the period from January 1, 2013 to November 15, 2013.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Value Lighting and related transactions as if they had occurred on March 31, 2014. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 gives effect to the acquisitions and related transactions as if they had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes, should be read in conjunction with Revolution’s historical financial statements and related notes, Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, and Value Lighting’s audited combined financial statements for the years ended December 31, 2013 and 2012 and its unaudited combined financial statements for the three months ended March 31, 2014 and 2013 included this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. They are presented for illustrative purposes and are not indicative of what the financial position or results of operations might have been achieved had the acquisitions and related transactions occurred as of the dates indicated, or the financial position or results of operations for any future period.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In Thousands, Except Per Share Data)

	March 31, 2014
	Historical Revolution	Historical Value Lighting	Aldean Deconsolidation		Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$1,008	$512	$(21)	3A	$—		$1,499
Trade accounts receivable, net	3,871	8,229	—		—		12,100
Inventories, net	4,864	9,147	—		—		14,011
Other current assets	878	1,587	(2)	3A	—		2,463

Total current assets	10,621	19,475	(23)	3A	—		30,073
Property and equipment, net	748	3,918	(3,574)	3A	—		1,092
Goodwill	21,523	—			18,866	3E,5	40,389
Other intangible assets, net	17,413	187	(8)	3A	18,583	3E	36,175
Other assets, net	292	80	—		25	3B	397

Total assets	$50,597	$23,660	$(3,605)		$37,474		$108,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,447	$9,219	$—		$—		$13,666
Accrued liabilities	2,492	1,528	—		—		4,020
Lines of credit	—	4,489			(4,489)	3B	—
Current portion of mortgages payable	—	120	(120)	3A
Accrued compensation and benefits	1,107	—	—		—		1,107
Deferred revenue	995	—	—		—		995
Customer deposits	239	—	—		—		239
Other current liabilities	675	169	(116)	3A	—		728
Purchase price obligation - current	1,553	—	—		—		1,553

Total current liabilities	11,508	15,525	(236)		(4,489)		22,308

Purchase price obligation - noncurrent	858	—	—		9,051	3C	9,909
Mortgages payable	—	2,667	(2,667)	3A
Deferred revenue - noncurrent	190	—	—				190
Related party note payable	3,500	—	—		10,759	3B	14,259
Dividends payable	1,294	—	—		—		1,294
Other liabilities	82	413	—		—		495

Total liabilities	17,432	18,605	(2,903)		15,321		48,455
Series E convertible redeemable preferred stock	$5,807	$—	$—		$—		$5,807
Series F convertible redeemable preferred stock	5,316	—	—		—		5,316

Stockholders’ Equity:
Preferred stock, Series C convertible	$9,936	$—	$—		$—		$9,936
Common stock	83	301	—		(301)	3D	83
Non-controlling interest in combined affiliate	—	537			(537)	3D
Additional paid-in capital	82,641	—	—		20,908	3D	103,549
Accumulated deficit	(70,618)	4,217	(702)	3A	2,083	3B, 3D5	(65,020)

Total stockholders’ equity	22,042	5,055	(702)		22,153	3B, 3D5	48,548

	$50,597	$23,660	$(3,605)		$37,474		$108,126

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In Thousands, Except Per Share Data)

	For the Three Months Ended March 31, 2014
	Historical Revolution	Historical Value Lighting	Aldean Deconsolidation		Pro Forma Adjustments		Pro Forma Consolidated

Revenue	$4,952	$10,935	$(3)	3A	$607	3Q	$16,491

Cost of sales	3,294	7,430			607	3Q	11,331

Gross profit	1,658	3,505	(3)		—		5,160

Operating expenses:
Selling, general and administrative

Severance and transition costs	81	—	—		—		81
Acquisition and other related expense	364	—	—		(128)	3R	236
Amortization and depreciation	554	8	—		318	3F	880
Stock based compensation	132	—	—		—		132
Other selling, general and administrative	3,435	2,405	42	3A	33	3I	5,831

Research and development	504	—	—		—		504

Total operating expenses	5,070	2,413	(42)		(223)		7,664

Operating income (loss)	(3,412)	1,092	(45)		(223)		(2,588)

Non-operating income (expense):

Interest expense	(87)	(68)	33	3A	(202)	3H	(324)

Other income (expense)	(8)						(8)

Total non-operating income (expense), net	(95)	(68)	33		(202)		(332)

Loss from continuing operations	$(3,507)	$1,024	$(12)		$(425)		(2,920)

Loss from continuing operations attributable to common shareholders	$(3,914)	$1,024	$(12)		$(425)		$(3,327)

Basic and diluted loss from continuing operations per common equivalent share attributable to common stockholders	$(0.05)						$(0.04)

Basic and diluted weighted average shares outstanding	81,365				8,468	3G	89,833

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In Thousands, Except Per Share Data)

(Continued)

	For the Year Ended December 31, 2013
	Sub Total Pro Forma	Historical Value Lighting	Aldean Deconsolidation		Pro Forma Adjustments		Pro Forma Consolidated

Revenue	$34,998	$43,358	$(37)	3A	$2,290	3Q	$80,609

Cost of sales	22,590	31,641	—		2,290	3Q	56,521

Gross profit	12,408	11,717	(37)		—		24,088

							—
Operating expenses:
Selling, general and administrative
Severance and transition costs	1,152	—	—		—		1,152
Acquisition and other related expense	2,018	—	—		—		2,018
Amortization and depreciation	3,726	159	—		1,272	3F	5,157
Stock based compensation	809	—	—		—		809
Other selling, general and administrative	15,548	7,973	169	3A	131	3I	23,821
Research and development expenses	2,144	—	—		—		2,144

Total operating	25,397	8,132	169		1,815		35,101

	—						—

Operating income (loss)	(12,989)	3,585	(206)		(1,815)		(11,013)

	—						—

Non-operating income (expense):	—						—

Change in fair value of embedded derivative	(6,990)	—	—		—		(6,990)

Interest expense	(63)	(265)	135	3A	(870)	3H	(1,063)

Gain on bargain purchase price of business	743	—	—		—		743

Other income (expense)	21	2	—		—		23

Total non-operating income (expense), net	(6,289)	(263)	135		(870)		(7,287)

	—						—

(Loss) income from continuing operations	$(19,278)	$3,322	$(71)		$(2,685)		(18,300)

	—						—

Loss from continuing operations attributable to common shareholders	$(23,317)	$3,322	$(71)		$(2,685)		$(22,339)

	—						—

Basic and diluted loss from continuing operations per common equivalent share attributable to common stockholders	(0.29)						$(0.25)

	—						—

Basic and diluted weighted average shares outstanding	79,202				8,468	3G	87,670

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In Thousands, Except Per Share Data)

	For the Year Ended December 31, 2013
	Historical Revolution	Historical Relume (1/1/13 - 8/22/13)	Relume Corp. Deconsolidation		Pro Forma Adjustments		Historical Tri-State (1/1/13 - 11/14/13)	Pro Forma Adjustments		Sub Total Pro Forma
Revenue	$26,060	$5,103	$—		$—		$3,835	$—		$34,998
Cost of sales	16,108	3,972	—		129	3K	2,381	—		22,590

Gross profit	9,952	1,131	—		(129)		1,454	—		12,408

Operating expenses:
Selling, general and administrative	—	—	—		—		1,031	—		—
Severance and transition costs	1,152	—	—		—		—			1,152

Acquisition and other related expense	2,389	—	—		—		—	(371)	3R	2,018

Amortization and depreciation	3,122	184	—		120	3K	8	292	3N	3,726
Stock based compensation	809	—	—		—		—			809
Other selling, general and administrative	11,193	3,414	(82)	3J	—		1,023			15,548

Research and development	1,809	335	—		—		—	—		2,144

Total operating expenses	20,474	3,933	(82)		120		1,031	79		25,397

Operating income (loss)	(10,522)	(2,802)	82		(249)		423	(79)		(12,989)

Non-operating income (expense):
Change in fair value of embedded derivative	(6,990)	—	—		—		—	—		(6,990)
Interest expense	(52)	(439)	78	3J	350	3L	(28)	28	3O	(63)
Gain on bargain purchase price of business	743	—	—		—		—	—		743
Other income (expense)	—	(3)	—		—		24	—		21

Total non-operating income (expense), net	(6,299)	(442)	78		350		(4)	28		(6,289)

(Loss) income from continuing operations	$(16,821)	$(3,244)	$160		$101		$419	$(107)		$(19,278)

Loss from continuing operations attributable to common shareholders	$(20,471)	$(3,244)	$(4)		$(124)	3M	$419	$(107)		$(23,317)

Basic and diluted loss from continuing operations per common equivalent share attributable to common stockholders	$(0.26)									$(0.29)

Basic and diluted weighted average shares outstanding	77,317				1,410	3P		475	3P	79,202

See accompanying notes to unaudited pro forma condensed consolidated financial statements. (continued)

Revolution Lighting Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.	Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations of Revolution Lighting Technologies, Inc. (“Revolution”) as of and for three months ended March 31, 2014 and the year ended December 31, 2013 reflect the acquisition of Value Lighting, Inc. and Affiliates (“Value Lighting”), the unconditional obligation to issue common stock to the sellers, the settlement of Value Lighting’s outstanding bank debt and the borrowings to fund the acquisition, as if such transactions had occurred on March 31, 2014 for balance sheet purposes and January 1, 2013 for income statement purposes. The unaudited pro forma condensed consolidated statements of operations of Revolution for the three months ended March 31, 2014 and the year ended December 31, 2013 also give effect to the acquisition of Relume Technologies, Inc. (“Relume”) and the related issuances of common stock, Series F convertible preferred stock and the settlement of outstanding debt and the acquisition of Tristate DE LLC (“Tristate”) and the related issuance of common stock, as if these transactions had occurred on January 1, 2013.

The unaudited pro forma condensed consolidated statements of income and unaudited pro forma condensed consolidated balance sheet were derived by adjusting Revolution’s historical financial statements for the acquisitions of Value Lighting, Relume and Tristate for the dates and periods indicated. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations are provided for informational purposes only and are not indicative of Revolution’s financial position or results of operations had the transactions been consummated on the dates indicated or financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with Revolution’s historical financial statements and related notes, Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and with Value Lighting’s audited combined financial statements for the years ended December 31, 2013 and 2012 and unaudited financial statements for the three months ended March 31, 2014 and 2013 included in this Current Report on Form 8-K/A

Note 2.	Acquisition of Value Lighting

The unaudited pro forma condensed consolidated financial statements reflect a preliminary purchase price $37.2 million consisting of (1) cash of $10.6 million (including a preliminary working capital adjustment of $0.2 million) which was financed from the proceeds from a borrowing of $10.8 million from Revolution’s controlling stockholder, (2) an unconditional obligation to issue the issuance of 8.5 million shares of common stock in installments of 2.0 million, 2.7 million, 1.9 million, and 1.9 million in the six, twelve, eighteen and twenty four months, respectively following the closing date, which preliminarily has been valued at $20.9 million on the date of the acquisition, April 17, 2014, and (3) contingent consideration of up to $5.5 million for each of the years 2014 and 2015 based on the achievement of specified revenues and EBITDA targets for each of the years, which has preliminarily been valued at $9.1 million. The purchase price is subject to adjustment based on the difference with the estimated and actual working capital, as defined.

In the accompanying March 31, 2014 unaudited pro forma condensed consolidated balance sheet, the total purchase price has been preliminarily allocated to the tangible and identifiable intangible assets and the liabilities of Value Lighting based on preliminary estimated fair values as of the date of the acquisition in accordance with the acquisition method of accounting and includes preliminary estimated fair values of customer relationships of $11.3 million, trade names of $4.8 million, non-compete agreements of $ 0.2 million and purchase order backlog of $2.3 million. Preliminarily the excess of the purchase price over the fair value of acquired assets and liabilities (goodwill) has been estimated to be $9.8 million.

The Company has not completed the accounting for the acquisition of Value Lighting and the pro forma adjustments reflected herein are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to addition analyses and valuations and allocations to the assets and liabilities acquired. Final valuations and allocations may differ materially from the estimates reflected in these pro forma condensed consolidated financial statements.

Note 3.	Pro Forma Adjustments

A-Deconsolidation of Aldean Properties LLC, a variable interest entity under the common control of the sellers which was not acquired by the Company. Includes a pro forma charge for rent expense of $75.000 and $275.000, for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, incurred by Value Lighting for the use lease of a warehouse owned by Aldean.

B-Reflects the borrowings incurred to finance the acquisition of $10.8 million, the repayment of existing debt of $4.5 million, expenses of $0.1 million and lease deposit of $0.025 million

C-Recognition of the fair value of contingent consideration of $9.1 million.

D-Elimination of Value Lighting historical equity accounts of $4.4 million and the recognition of the estimated fair value of 8.468 million shares to be issued, preliminarily valued at $ 20.9 million at the date of acquisition and recognition of $0.1 million of the expenses described in note 3B above, and a reduction of accumulated deficit from the reduction of deferred tax valuation allowance described in Note 5.

E-Allocation of the excess of the purchase price over the net assets acquired of $ 28.4 million to identifiable intangibles of $18.6 million and goodwill of $15.5 million.

F-Includes amortization of identifiable intangible assets acquired in connection with the acquisition of Value Lighting over their estimated useful lives consistent with the underlying cash flows amounting to $ 0.3 million and $1.3 million, respectively, for the three months ended March 31, 2014 and the year ended December 31, 2013. Preliminarily the useful lives utilized are estimated to be 13 years for customer relationships, 15 years for trade names, 3 years for non-compete agreements. The backlog is expected to realized within one year of the acquisition and the directly related non-recurring charge resulting from the acquisition does not have a continuing impact on the results of operations; accordingly, such charge has not been reflected in the pro forma results of operation.

G-Reflects the impact of the shares to be issued in connection with Value Lighting on weighted average shares outstanding.

H-Adjustment for interest expense on borrowings incurred to fund the acquisition of Value Lighting at a rate of 9 % annually, net of elimination of interest expense of $40,000 and $97,000, respectively, for the three months ended March 31, 2014 and the year ended December 31, 2013, related to debt that was settled at closing.

I-Adjustment to reflect management compensation arrangements entered into in connection with the Value Lighting acquisition of $0.25 millions and $1.0 million for the three months ended March 31, 2014 and the year ended December 31, 2013, net of the impact of termination of compensation arrangements for related parties not retained post acquisition, of $ 33,000 and $131,000 respectively.

J-Deconsolidation of Relume Corporation, a wholly owned subsidiary of Relume that filed a petition for liquidation under Chapter 7 of the Bankruptcy Code prior to the acquisition of Relume, in accordance with the provisions of the Revenue Merger Arrangement.

K-Amortization on the intangible assets acquired in connection with Relume acquisition. The pro forma amortization is based the amortization periods described in the historical financial statements.

L-Reduction in interest expense resulting from settlement of Relume debt at closing. The pro forma adjustment removes interest expense incurred by Relume on the debt during the applicable periods.

M-Includes adjustment of $ 188,000 to reflect accrued dividends on the Series F preferred stock issued to fund the acquisition of Relume.

N-Amortization of intangible assets acquired in connection with the Tristate acquisition. The pro forma amortization based the amortization periods described in the historical financial statements.

O-Elimination of interest expense related to Tristate’s debt settled at closing.

P-The weighted share outstanding have been adjusted to reflect 2,179,545 common shares issued or to be issued in connection the Relume acquisition and 543,052 common issued or to be issued in connection with the Tristate acquisition. These exclude shares issuable as contingent consideration in connection with the Tristate acquisition.

Q-Adjustment to conform Value Lighting’s presentation of sales taxes to Revolution’s policy.

R-Elimination of transaction costs incurred by the Company that are directly attributable to the acquisition of Relume, Tri-State and Value Lighting, consisting primarily of legal and advisory fees.

Note 4-Acquisition related charges

The pro forma net loss for the year ended 2013 exclude transaction costs incurred by Relume’s sellers of $0.4 million, change in control payments made to Relume employees in connection with a plan established by the sellers prior to the acquisition of $0.7 million, a loss of approximately $4.2 million related to the settlement of outstanding debt by the sellers in connection with the sale of Relume and an estimated gain of approximately $1.5 million resulting from the deconsolidation of Relume Corporation.

Note 5-Income taxes

No deferred income taxes or provision for income taxes have been recorded as the Company has net operating losses available to offset Value Lighting’s reported income.

Value Lighting has net deferred income tax liabilities estimated at $5.7 million at the date of acquisition, which resulted in an increase of goodwill by a corresponding amount. The net deferred income tax liabilities reduced the Revolution’s consolidated deferred income tax assets with a corresponding reduction of the deferred income tax valuation allowance. As a nonrecurring credit directly related to the acquisition the reduction of the valuation allowance has not been reflected in the pro forma statements of operations. However the credit has been reflected in the pro forma balance sheet as a reduction of accumulated deficit.